UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 6, 2010

EAST COAST DIVERSIFIED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission file number: 0-50356

Nevada	55-0840109
(State of Incorporation)	(I.R.S. Employer Identification No.)

1475 West Cypress Creek Road, Suite 202, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (786) 777-0808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 18, 2009, the Company's principal shareholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (the "Sellers") and entered into a Securities Purchase Agreement (the “Agreement”) ) with Kayode Aladesuyi (the “Buyer”) pursuant to which Sellers, owners of record and beneficially an aggregate of 7,029,950 shares of Common Stock, par value $0.001 per share (“Common Stock”) of East Coast Diversified Corporation, a Nevada corporation (the “Company”), agreed to sell and transfer to the Buyer Sellers 7,029,950 shares of  Common Stock (the "Sellers’ Shares”) for total consideration of Three Hundred Thousand ($300,000) Dollars. The Agreement also provides that the Company will enter into a share exchange agreement with EarthSearch Communications International, Inc. EarthSearch offers a portfolio of GPS devices, RFID interrogators, integrated GPS/RFID technologies and Tag designs. These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ Frank Rovito Frank Rovito Chief Executive Officer Date: January 6, 2010